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                                     EXHIBIT 23.5

                          Consent of Independent Accountants
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     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated June 7, 1996, except for Note 9, as to which the date is October 24, 1996, relating to the financial statements of Fortran Corp., appearing in U.S. Office Product's Annual Report on Form 10-K for
the year ended April 25, 1998.   We also consent to the references to us under
the heading "Experts" in such Prospectus.


/s/  Rubin, Koehmstedt & Nadler, PLC
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RUBIN, KOEHMSTEDT & NADLER, PLC
Springfield, Virginia
August 3, 1998